Exhibit 10.10

Termination Agreement

This termination agreement (hereinafter referred to as “this agreement”) is signed by the following parties in Guangzhou China on October 24, 2023.

Party A: Guangzhou Pomegranate Cloud Medical Health Medical Technology Co., Ltd.，a limited liability company established and validly existing under the laws of the People’s Republic of China (hereinafter referred to as “China”), with its registered address at Unit 011, Room 403, 4/F, Block B, Building 31, Caihui Center, 1 Cuiying Street, Nansha District, Guangzhou, PRC;

Party B: Guangzhou Qilekang Digital Health Medical Technology Co., Ltd., a limited liability company established and validly existing under the laws of China, with its registered address at Room 109, First Floor, Building 2, No. 23 Hejing Road, Liwan District, Guangzhou, PRC;

Party C: [Identity of shareholder]

In this agreement, each of Party A, Party B and party C shall be hereinafter referred to as a “party” individually, and as the “parties” collectively.

Whereas:

1.	On August 10, 2021, Party A, Party B, and Party C signed an Exclusive Option Agreement (hereinafter the “Exclusive Option Agreement”), listed in Annex 1;

On August 10, 2021, Party A, Party B, and Party C signed an Equity Interest Pledge Agreement (hereinafter the “Equity Interest Pledge Agreement”, listed as Annex 2);

2.	On August 10, 2021, Party A, Party B, and Party C signed an “Power of Attorney” (hereinafter the “Power of Attorney”, listed as Annex 3);

The above agreements are collectively referred the “Proposed termination control files”.

3.	All parties agree to terminate all proposed termination control files in accordance with the provisions of this agreement.

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1.	Termination of proposed termination control files

1.1	Party A, Party B, and Party C hereby irrevocably agree and confirm that the Exclusive Option Agreement shall terminate from the date of signing and shall not have any effect.

1.2	Party A, Party B, and Party C hereby irrevocably agree and confirm that the Equity Interest Pledge Agreement shall terminate from the date of signing and shall not have any effect. All parties shall immediately apply for the cancellation of the pledge registration with the relevant market supervision and administration department.

1.3	Party A, Party B, and Party C hereby irrevocably agree and confirm that the Power of Attorney shall terminate from the date of signing and shall not have any effect.

1.4	From the signing date of this agreement, all parties shall no longer have the rights under the proposed termination of control files and shall no longer be required to fulfill their obligations under the proposed termination of control files.

1.5	All parties of this agreement hereby irrevocably and unconditionally waive any disputes, claims, demands, rights, obligations, liabilities, actions, contracts or causes of action of any kind or nature that may be owned or may be owned by the other parties of this agreement in the past, present or future, directly or indirectly related to or arising from the proposed termination of control files.

1.6	Without prejudice the general provisions of the preceding text, from the signing date of this agreement, all parties hereby release such party, its heirs, successors, assignees, or executors from any past, present, or future commitments, debts, demands, demands, obligations, and liabilities of any kind or nature, including legal and equitable claims and causes of action, owned or potentially owned by such party, its heirs, assignees, or executors, to the other parties to this agreement, their current and past directors, executives, employees, legal advisors, and agents, and their affiliates, as well as their respective successors and assignees, in relation to or arising from the proposed termination of control files, regardless of the legal and equitable principles of such claims and causes of action or request whether it has been mentioned or not, absolute or contingent, known or unknown.

2.	Representations and Warranties

Each party hereby, on the signing date of this agreement, jointly and individually represents and warrants to the other parties as follows:

2.1	It has obtained the necessary authorization to sign this agreement; The signing and performance of this agreement by it shall not constitute a conflict, restriction or violation of any laws, regulations or agreements that are binding on it or have an impact on it.

2.2	This agreement, upon signature, constitutes a legal, valid, binding obligation on it and is enforceable against it in accordance with the terms of this agreement.

2.3	There is no litigation, arbitration, legal, administrative or other proceedings or government investigation related to the subject matter of this agreement.

3.	Covenants

3.1	In order to successfully terminate the rights and obligations under the proposed termination control file, all parties shall sign all necessary or appropriate documents and take all necessary or appropriate actions, actively cooperate with other parties to obtain relevant government approvals and/or registration documents, and handle relevant termination procedures.

4.	Breach of Agreement

4.1	Any party who violates the provisions of this agreement, resulting in the inability to perform all or part of this agreement, shall bear the liability for breach of contract and compensate the other parties to this agreement for any losses suffered as a result.

5.	Confidentiality

5.1	The parties acknowledge that the existence and the terms of this agreement and any oral or written information exchanged between the parties in connection with the preparation and performance of this agreement are regarded as confidential information. Each party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other party, it shall not disclose any relevant confidential information to any third party, except for the information that: (a) is or will be in the public domain (other than through the receiving party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations; or (c) is required to be disclosed by any Party to its potential investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such potential investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the employees of or agencies engaged by any party shall be deemed disclosure of such confidential information by such party and such party shall be held liable for breach of this agreement. This clause shall remain in effect regardless of the termination of this agreement for any reason.

6.	Governing Law and Resolution of Disputes

6.1	The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

6.2	If there is a dispute, lawsuit, or breach, termination, or invalidity (“Dispute”) regarding the interpretation or execution of this agreement, the parties shall first resolve it through friendly negotiations. If either party sends a written notice requesting negotiation on such Dispute within 30 days, and the parties fail to reach an agreement on the Dispute, unless otherwise agreed in writing, the dispute shall be submitted to the Beijing Arbitration Commission for arbitration, in accordance with the arbitration rules of such arbitration commission effective at that time. The place of the hearing of the arbitration shall be Beijing. The arbitration award shall be final and binding on all parties.

6.3	Upon the occurrence of any Dispute arising from the interpretation and performance of this agreement or during the pending arbitration of any Dispute, except for the matters under dispute, the parties shall continue to exercise their respective rights under this agreement and perform their respective obligations under this agreement.

7.	Miscellaneous

7.1	This agreement shall become effective from the date of signature by all parties listed at the beginning of the text.

7.2	This agreement is made in three (3) copies, with each party holding one (1) copy and having equal legal effect.

7.3	Any amendment, change and supplement to this agreement shall be made in writing by all of the parties. Any amendment agreement and supplementary agreement duly executed by the parties hereto with regard to this agreement shall constitute an integral part of this agreement, and shall have equal legal validity as this agreement.

7.4	The invalidity of any provision under this agreement shall not affect the legal validity of other provisions under this agreement.

[intentionally left blank below]

IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this agreement as of the date first above written.

Party A：

Guangzhou Pomegranate Cloud Medical Health Medical Technology Co., Ltd. (SEAL)

By:	/s/ Zhenyang Shi
Name:	Zhenyang Shi
Title:	Legal Representative

Party B:
Guangzhou Qilekang Digital Health Medical Technology Co., Ltd., (SEAL)

By:	/s/ Zhenyang Shi
Name:	Zhenyang Shi
Title:	Legal Representative

Party C：

[Name of shareholder]
By:

Annex 1

Exclusive Option Agreement

Annex 2

Equity Interest Pledge Agreement

Annex 3

Power of Attorney

Schedule of Material Differences

One or more termination agreements using this form were executed. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Shareholder	Identity of Shareholder
1.	Zhenyang Shi	Zhenyang Shi, a Chinese citizen, Identification No.[***]
2.	Li Xu	Li Xu, a Chinese citizen, Identification No.[***]
3.	Genertec Investment Management Co., Ltd.	Genertec Investment Management Co., Ltd., is a limited liability company established and validly existing under the laws of China, with its registered address at Units 01, 05-08, and 10, 40/F, Zone 2, JinMao Tower, 88th Century Avenue, Pudong New District, Shanghai, PRC.